Exhibit 99.1

Bain Capital to Purchase Sensors & Controls Business of Texas
Instruments for $3 Billion

Conference Call with Financial Analysts on TI Web Site at 9 a.m. Central Time Today www.ti.com/ir

Fact Sheets

•	TI: www.ti.com/corp/docs/press/company/2006/tifactsheet.shtml
•	Sensors & Controls: www.ti.com/corp/docs/press/company/2006/s-cfactsheet.shtml

DALLAS (January 9, 2006) – Texas Instruments Incorporated (TI) (NYSE: TXN) today announced the signing of a definitive agreement to sell its Sensors & Controls business to affiliates of Bain Capital, LLC, a leading global private equity investment firm, for $3.0 billion in cash.

Sensors & Controls, which is headquartered in Attleboro, Mass., supplies engineered sensors and controls to the appliance, climate control, industrial, automotive, lighting, and aircraft markets. With revenue exceeding $1 billion annually, Sensors & Controls has about 5,400 employees in the Americas, Europe and Asia. The sale will not include the radio frequency identification (RFID) systems operations, which will remain part of Texas Instruments.

“This agreement is about unlocking value,” said TI President and Chief Executive Officer Rich Templeton. “TI will intensify its focus on our high-growth core digital signal processing and analog semiconductor opportunities, while Sensors & Controls will have greater access to the investment and strategic resources it needs to fuel its future growth.”

“Sensors & Controls is a market leader that enjoys long-standing customer relationships and is geographically diversified with greater than 50 percent of its sales generated outside North America,” said Steve Zide, a Managing Director at Bain Capital. “We’re enthusiastic about Sensors & Controls’ future, and look forward to supporting the management team’s plan to continue the company’s growth and realize its long-term potential.” Bain Capital has a strong track record of purchasing non-core divisions of large, multinational companies and partnering with the management team and employees to build significant value.

Thomas Wroe, Jr., the president of Sensors & Controls, and the current management team will continue to lead the organization. “We are eager to start this new chapter in our history,” said Wroe. “We have made tremendous strides improving profitability while growing the business. This transaction will allow us to accelerate our growth and serve our customers more effectively.”

TI’s Board of Directors has approved the sale, which is expected to be completed in the first half of 2006. Completion of the sale is contingent upon customary regulatory approvals.

Bain Capital was advised on the transaction by JPMorgan Chase and the financing will be provided by Morgan Stanley, Bank of America, and Goldman Sachs. TI was advised by Morgan Stanley and a fairness opinion was provided to the company by Lazard.

#                     #                     #

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as TI or its management “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import. Similarly, statements in this release that describe the Company’s business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in forward-looking statements.

We urge you to carefully consider the following important factors that could cause actual results to differ materially from the expectations of the Company or its management:

• Market demand for semiconductors, particularly for analog chips and digital signal processors in key markets such as telecommunications and computers;

• TI’s ability to maintain or improve profit margins, including its ability to utilize its manufacturing facilities at sufficient levels to cover its fixed operating costs, in an intensely competitive and cyclical industry;

• TI’s ability to develop, manufacture and market innovative products in a rapidly changing technological environment;

• TI’s ability to compete in products and prices in an intensely competitive industry;

• TI’s ability to maintain and enforce a strong intellectual property portfolio and obtain needed licenses from third parties;

• Consolidation of TI’s patent licensees and market conditions reducing royalty payments to TI;

• Economic, social and political conditions in the countries in which TI, its customers or its suppliers operate, including security risks, health conditions, possible disruptions in transportation networks and fluctuations in foreign currency exchange rates;

• Natural events such as severe weather and earthquakes in the locations in which TI, its customers or suppliers operate;

• Availability and cost of raw materials, utilities and critical manufacturing equipment;

• Changes in the tax rate applicable to TI as the result of changes in tax law, the jurisdictions in which profits are determined to be earned and taxed, the outcome of tax audits and the ability to realize deferred tax assets;

• Losses or curtailments of purchases from key customers and the timing and amount of distributor and other customer inventory adjustments;

• Customer demand that differs from company forecasts;

• The financial impact of inadequate or excess TI inventories to meet demand that differs from projections;

• Product liability or warranty claims, or recalls by TI customers for a product containing a TI part;

• TI’s ability to recruit and retain skilled personnel; and

• Timely implementation of new manufacturing technologies, installation of manufacturing equipment and the ability to obtain needed third-party foundry and assembly/test subcontract services.

For a more detailed discussion of these factors, see the text under the heading “Cautionary Statements Regarding Future Results of Operations” in Item 1 of the Company’s most recent Form 10-K. The forward-looking statements included in this release are made only as of the date of publication, and the Company undertakes no obligation to update the forward-looking statements to reflect subsequent events or circumstances.

About Texas Instruments:

Texas Instruments Incorporated provides innovative DSP and analog technologies to meet our customers’ real world signal processing requirements. In addition to Semiconductor, the company’s businesses include Sensors & Controls and Educational & Productivity Solutions. TI is headquartered in Dallas, Texas, and has manufacturing, design or sales operations in more than 25 countries.

Texas Instruments is traded on the New York Stock Exchange under the symbol TXN. More information is located on the World Wide Web at www.ti.com.

About Bain Capital:

Bain Capital, LLC (www.baincapital.com) is a global private investment firm that manages several pools of capital including private equity, venture capital, public equity and leveraged debt assets with more than $27 billion in assets under management. Since its inception in 1984, Bain Capital has made private equity investments and add-on acquisitions in over 230 companies around the world, including such technology and manufacturing companies as FCI, UGS, ChipPAC and Therma-Wave. Headquartered in Boston, Bain Capital has offices in New York, London, Munich, Tokyo, Hong Kong and Shanghai.